Exhibit 99.1

Bruker Corporation Reports

First Quarter 2013 Financial Results

BILLERICA, Mass. — May 2, 2013 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its first quarter ended March 31, 2013.

Revenues for the first quarter of 2013 declined by 3.0 percent to $393.4 million, compared to $405.6 million in Q1 2012.  Excluding a 1.5 percent negative effect from changes in foreign exchange rates and a 0.4 percent net negative effect from acquisitions and divestitures, Bruker’s revenues declined year-over-year by 1.1 percent in the first quarter of 2013.

Bruker reported first quarter 2013 GAAP operating income of $12.2 million, or 3.1% of revenues, compared to $34.4 million, or 8.5% of revenues in the first quarter 2012.  First quarter 2013 GAAP earnings per diluted share (EPS) were $0.03, compared to EPS of $0.09 in the first quarter of 2012.

On a non-GAAP basis, Bruker reported first quarter 2013 non-GAAP operating income of $23.6 million, or 6.0% of revenues, compared to $43.6 million, or 10.7% of revenues, in Q1 of 2012.  First quarter 2013 non-GAAP EPS were $0.08, compared to $0.14 in the first quarter of 2012.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“Our first quarter performance was adversely affected by changes in foreign exchange rates, weakness in the semiconductor and data storage industries, and temporary operational issues,” said Frank Laukien, President and CEO of Bruker.  “While we are disappointed with our slow start to the year, our first quarter bookings grew year-over-year, and we believe we can regain momentum in the remaining quarters of 2013.  As a result, excluding the effects of currency, our full year 2013 outlook for organic revenue growth remains unchanged.”

From a segment perspective, Bruker Scientific Instruments (BSI) reported an organic revenue decline of 1.0 percent in the first quarter of 2013, while Bruker’s Energy and Superconducting Technologies (BEST) segment reported organic revenue growth of 3.4 percent, both year-over-year.

“Our first quarter 2013 performance was adversely affected by changes in foreign exchange rates, particularly the steep drop in the Japanese Yen,” said Charles Wagner, Chief Financial Officer of Bruker.  “Our business in Japan represents approximately ten percent of our revenue, but only a small portion of our expenses.  Consequently, these rate changes not only lowered our revenue, but also disproportionately reduced our profitability in the first quarter.  We remain focused on delivering the savings from the productivity initiatives we announced previously.  During Q1, we accomplished two significant divestiture and outsourcing milestones related to these programs, and we continue to develop other opportunities to improve our operational efficiency.”

Bruker is updating its guidance for 2013 primarily as a result of weakness in the Japanese Yen.  The Company expects to see a reduction of reported revenue growth rates by approximately 2 percent due to the recent Yen depreciation.  This reduction is expected to result in reported revenue growth of 2 to 3 percent for the full year 2013.  Bruker now expects to report full year 2013 non-GAAP EPS of between $0.80 and $0.83, a reduction of $0.08 from previous guidance, also due primarily to the weaker Yen.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the live webcast hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-866-900-5380 or +1-706-758-6539, and referencing conference code:  49670707.  A telephone replay of the conference call will be available for two days, beginning approximately one hour after the conference call concludes, and can be accessed by dialing   1-855-859-2056 or +1-404-537-3406, and then entering replay passcode 49670707.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used for Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker initiates restructuring activities to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.    Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2012, our most recent quarterly report on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

(978) 667 – 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2013	2012

ASSETS

Current assets:
Cash and cash equivalents	$269.4	$310.6
Accounts receivable, net	273.4	289.3
Inventories	621.7	611.5
Other current assets	113.0	98.3
Total current assets	1,277.5	1,309.7

Property, plant and equipment, net	279.7	283.6
Intangible and other long-term assets	254.7	263.1

Total assets	$1,811.9	$1,856.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1.1	$1.3
Accounts payable	75.8	69.6
Customer advances	263.1	267.3
Other current liabilities	303.2	343.6
Total current liabilities	643.2	681.8

Long-term debt	335.5	335.9
Other long-term liabilities	140.6	129.0

Total shareholders’ equity	692.6	709.7

Total liabilities and shareholders’ equity	$1,811.9	$1,856.4

	$—	$—

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2013	2012

Revenues	$393.4	$405.6
Cost of revenues	218.9	215.2

Gross profit	174.5	190.4

Operating Expenses:
Selling, general and administrative	106.8	104.4
Research and development	49.4	48.2
Other charges, net	6.1	3.4
Total operating expenses	162.3	156.0

Operating income	12.2	34.4

Interest and other income (expense), net	(3.9)	(7.5)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	8.3	26.9
Income tax provision	2.6	11.8

Consolidated net income	5.7	15.1
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.3	—
Net income attributable to Bruker Corporation	$5.4	$15.1

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.03	$0.09
Diluted	$0.03	$0.09

Weighted average common shares outstanding:
Basic	166.4	165.7
Diluted	168.1	166.9

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in millions)	2013	2012
Cash flows from operating activities:
Consolidated net income	$5.7	$15.1
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	15.2	13.6
Write-down of demonstration inventories to net realizable value	7.8	6.8
Stock-based compensation expense	1.8	1.9
Deferred income taxes	(2.6)	(1.3)
Other non-cash expenses, net	(1.2)	2.0
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	8.7	28.9
Inventories	(37.0)	(52.5)
Accounts payable and accrued expenses	(7.8)	(8.8)
Income taxes payable	(4.0)	(14.3)
Deferred revenue	2.9	(3.7)
Customer advances	3.7	25.7
Other changes in operating assets and liabilities, net	(11.4)	(8.6)
Net cash provided by (used in) operating activities	(18.2)	4.8

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(0.8)	(21.7)
Disposal of product line	0.5	—
Purchases of property, plant and equipment	(14.6)	(11.6)
Sales of property, plant and equipment	0.6	0.8
Net cash used in investing activities	(14.3)	(32.5)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	(216.5)
Proceeds from Note Purchase Agreement	—	240.0
Repayment of other debt, net	(0.7)	(7.8)
Payment of deferred financing costs	—	(1.4)
Proceeds from issuance of common stock, net	4.1	1.8
Changes in restricted cash	(3.1)	(1.3)
Net cash provided by financing activities	0.3	14.8
Effect of exchange rate changes on cash and cash equivalents	(9.0)	(3.6)
Net change in cash and cash equivalents	(41.2)	(16.5)
Cash and cash equivalents at beginning of period	310.6	246.0
Cash and cash equivalents at end of period	$269.4	$229.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2013	2012
Reconciliation to Non-GAAP Operating Income, Non-GAAP Interest & Other Income (Expense), net, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

GAAP Operating Income	$12.2	$34.4
Non-GAAP Adjustments:
Restructuring Costs	3.2	—
Acquisition-Related Costs	0.6	0.7
Purchased Intangible Amortization	5.1	5.1
Other Costs	2.5	3.4
Total Non-GAAP Adjustments:	$11.4	$9.2

Non-GAAP Operating Income	$23.6	$43.6
Non-GAAP Operating Margin	6.0%	10.7%

GAAP Interest & Other Income (Expense), net	(3.9)	(7.5)
Non-GAAP Adjustments:
Gain on disposal of product line	(0.9)	—
Non-GAAP Interest & Other Income (Expense), net	$(4.8)	$(7.5)
Non-GAAP Profit Before Tax	18.8	36.1

Income Tax Provision	(5.1)	(12.3)
Non-GAAP Tax Rate	27.1%	34.1%

Minority Interest	(0.3)	—

Non-GAAP Net Income Attributable to Bruker	13.4	23.8

Weighted Average Shares Outstanding (Diluted)	168.1	166.9

Non-GAAP Earnings Per Share	$0.08	$0.14

Reconciliation of GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$174.5	$190.4
Non-GAAP Adjustments:
Acquisition-Related Costs	0.2	0.7
Purchased Intangible Amortization	4.8	4.3
Total Non-GAAP Adjustments:	$5.0	$5.0
Non-GAAP Gross Profit	$179.5	$195.4
Non-GAAP Gross Margin	45.6%	48.2%

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.